AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       of

                          U.S. FRANCHISE SYSTEMS, INC.
                          ----------------------------


     U.S. FRANCHISE SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), hereby certifies pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law") as follows:

     FIRST: The Corporation's name is U.S. Franchise Systems, Inc. and it was originally incorporated under such name.

     SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State on August 28, 1995. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State on September 27, 1995. A Certificate of Designation to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State on September 29, 1995.

     THIRD: The Certificate of Incorporation, as heretofore amended, is hereby further amended to effect one or more of the amendments or changes authorized by the General Corporation Law, to wit:

     1. To change the designation of the currently authorized Common Stock, par value $.10 per share, to Class A Common Stock, par value $.01 per share (the "Class A Common Stock").


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     2. To authorize an increase in the number of authorized shares of newly-designated Class A Common Stock from Two Million (2,000,000) to Thirty Million (30,000,000).

     3. To change each issued share of newly-designated Class A Common Stock into 9.67 shares of Class A Common Stock; provided that if, as a result of such change, any holder of Class A Common Stock would receive a fractional share (based on multiplying such holder's shares of Class A Common Stock prior to such change, by 9.67), then in lieu thereof, such holder shall receive cash (based upon the initial public offering price of shares of Class A Common Stock sold pursuant to the Corporation's initial public offering or, if such offering is not consummated within 90 days of the filing hereof, based on a per share price of $13).

     4. To authorize Five Million (5,000,000) shares of a new class of Common Stock, par value $.01 per share, and to designate the same as Class B Common Stock (the "Class B Common Stock").

     5. To fix the designation and relative rights, preferences and limitations of the Class A Common Stock and Class B Common Stock.

     6. To provide that special meetings of the stockholders of the Corporation may be called only at the direction of the Board of Directors of the Corporation (the "Board of Directors") by resolution adopted by the affirmative vote of a majority of the entire Board or by the Chairman or the Chief Executive Officer of the Corporation and must be called by such officers at the written request of the Board of Directors, and to require for amendment of the provision described in this


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paragraph a greater proportion of the voting power of holders of shares of the
Corporation's capital stock than is required by the General Corporation Law.

     7. To provide that any action taken by the stockholders of the Corporation cannot be taken by the written consent of such stockholders without a meeting, and to require for amendment of the provision described in this paragraph a greater proportion of the voting power of holders of shares of the Corporation's capital stock than is required by the General Corporation Law.

     FOURTH: This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation, as previously amended and now in effect. This Amended and Restated Certificate of Incorporation was adopted by the Board of Directors and stockholders of the Corporation entitled to vote in respect thereof in the manner and by the vote prescribed by Section 242 of the General Corporation Law to read as follows:

     1. Name. The name of the corporation is U.S. Franchise Systems, Inc. (the "Corporation").

     2. Address; Registered Office and Agent. The address of the Corporation's registered office is 1209 Orange Street, Wilmington, New Castle County, State of Delaware; and its registered agent at such address is Corporation Trust Company.

     3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.


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     4. Number and Designation of Shares of Capital Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirty-Six Million (36,000,000), of which (a) Thirty-Five Million (35,000,000) shall be shares of Common Stock, par value $.01 per share, and (b) One Million (1,000,000) shall be shares of preferred stock, par value $.01 per share (the "Preferred Stock"), which includes up to 525,000 shares of 10% Cumulative Redeemable Exchangeable Preferred Stock (the "Redeemable Preferred Stock").

         4.1 Common Stock. The common stock, par value $.01 per share, shall be divided into Class A Common Stock and Class B Common Stock. There shall be Thirty Million (30,000,000) shares of Class A Common Stock and Five Million (5,000,000) shares of Class B Common Stock (the Class A Common Stock and Class B Common Stock are sometimes collectively referred to herein as the "Common Stock"). Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation, each share of common stock of the Corporation, par value $.10 per share, that is issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as 9.67 shares of Class A Common Stock. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

             (a) Voting Rights. Except as otherwise set forth herein or as otherwise required by law, in all matters, every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation and every holder of Class B Common Stock shall be entitled to ten


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(10) votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation. Holders of Common Stock shall not have cumulative voting rights. Except as otherwise provided herein or required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the voting power of the Common
Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of Delaware Law.

             (b) Dividends. Subject to the rights of holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as amended from time to time, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") from time to time out of assets or funds of the Corporation legally available therefor. Shares of Class A Common Stock and Class B Common Stock will rank on a par with each other as to dividends. No dividend in cash, property or shares of stock of the Corporation may be declared and paid on any shares of Common Stock unless a dividend of the same character (i.e., cash, property or shares of stock of the Corporation) is simultaneously declared and paid on all Common Stock, except as set forth in the sentence immediately following. If stock dividends are paid on shares of Common Stock, then the dividends paid with respect to (i) the


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Class A Common Stock shall be paid with shares of Class A Common Stock and (ii)
the Class B Common Stock shall be paid with shares of Class B Common Stock. In the case of dividends or other distributions consisting of other voting securities of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that the voting rights of each such security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, and such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that the voting rights for the underlying securities of the convertible or exchangeable security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each underlying security of the convertible or exchangeable security paid to the holders of the Class B Common Stock, and such underlying securities paid to the holders of the Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock. The rate per share of each share dividend declared and paid on the Class A Common Stock shall be identical to the simultaneous dividend per share declared and paid on the Class B Common Stock.


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No offering of rights to subscribe for shares of capital stock may be made to holders of Class A Common Stock or Class B Common Stock unless an identical offering is made simultaneously to the holders of the other class, except that if the offering is of rights to subscribe for shares of Common Stock, the holders of the Class A Common Stock shall be offered the right to subscribe for shares of Class A Common Stock and the holders of Class B Common Stock shall be offered the right to subscribe for shares of Class B Common Stock. All such rights offerings shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

             (c) Liquidation Rights, Merger, Etc. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the Class A Common Stock and the Class B Common Stock treated as a single class. For purposes of this Section 4.1(c), a merger or consolidation of the Corporation with or into any other corporation shall not constitute a dissolution, liquidation or winding up of the affairs of the Corporation. In the event of any merger or consolidation of the Corporation with or into any other corporation pursuant to which shares of Class A Common Stock and Class B Common Stock are converted into other securities, cash or other property, the shares of Class A Common Stock and Class B Common Stock shall be converted into the identical consideration at the same rate per share, except that any


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voting securities into which Class B Common Stock shall be converted shall have ten (10) times the voting power of any otherwise identical securities into which Class A Common Stock is converted, unless the holders of a majority of the shares of each such class shall have approved such merger or consolidation.

             (d) Conversion Rights of Class B Common Stock.

                 (i) Optional Conversion. Subject to and upon compliance with the provisions of this Section 4.1(d), each holder of shares of Class B Common Stock shall be entitled to convert, at any time and from time to time, any and all of the shares of such holder's Class B Common Stock, on a one-for-one basis, into shares of Class A Common Stock. Each conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section 4.1(d) shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Class B Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Class A Common Stock (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver


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in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate or certificates (which shall contain such legends, if any, as were set forth on the surrendered certificate or certificates) representing any shares that are represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which (A) such certificate or certificates shall have been surrendered, (B) such notice shall have been received by the Corporation and (C) any payment required pursuant to Section 4.1(f) shall have been made, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section 4.1(d), such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. All Converting Shares shall be retired and canceled.

                 (ii) Automatic Conversion. Except as otherwise provided in the following paragraph, each share of Class B Common Stock shall automatically convert into one (1) share of Class A Common Stock upon the transfer (including any transfer by operation of law, including to any estate of a holder thereof) of such share, effective on the date on which a certificate representing such share is presented for transfer on the books of the Corporation. As promptly as


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                                                                              10


practicable following the surrender for transfer of a certificate representing shares of Class B Common Stock and the payment in cash of any amount required by the provisions of Section 4.1(f), the Corporation will deliver or cause to be delivered a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such transfer and automatic conversion, issued in such name or names as such holder may direct. Such automatic conversion shall be deemed to have been effected immediately prior to the close of business on the date of transfer. Upon the date any automatic conversion under this Section 4.1(d)(ii), all rights of the holder of the transferred shares of Class B Common Stock shall cease, and the new owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of an equivalent number of shares of Class A Common Stock.

     The foregoing provision for automatic conversion shall not apply to any transfer by a holder of Class B Common Stock (other than by will or through intestate succession) to any immediate family member (which shall mean, with respect to any person, such person's spouse, parents, children and grandchildren and the spouse of such person's children and grandchildren) of such holder or to any trust or partnership of which all the beneficiaries or partners, as the case may be, are such holder and/or an immediate family member of such holder, provided that the transferee of such shares grants the exclusive power to vote such shares to the person who had such right prior to such transfer.

     Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a


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person who, or an entity which, possesses the power, either singly or jointly, to direct the voting of such shares.

                 (iii) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of shares of Class B Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Class B Common Stock; provided, that, nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock required registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use reasonable efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will use its reasonable efforts to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange (including, if applicable, The Nasdaq Stock Market) upon which the outstanding Class A Common Stock is listed or quoted at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class B Common Stock will, upon issue, be fully paid and nonassessable.


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             (e) Stock Splits, Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Class A Common Stock or the Class B Common Stock (other than the 9.67-for-one stock split being effected immediately upon the effectiveness hereof), then the outstanding shares of such other classes of Common Stock will be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder. In case of any reorganization, reclassification or change of shares of the Common Stock subsequent to the date hereof (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), each holder of a share of Class B Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Class A Common Stock, into which such shares of Class B Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such a reorganization, reclassification,


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change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class B Common Stock.

             (f) No Charge. The issuance of certificates for any shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any issuance or transfer tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Class A Common Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock that is converted.

         4.2 Preferred Stock.

             (a) The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors or as is stated and expressed in this Amended and Restated Certificate of Incorporation. Each series of shares of Preferred Stock (i) may have such voting powers, full or limited, or may be without


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voting powers; provided, however, that, unless holders of at least seventy-five percent (75%) of the outstanding shares of Class B Common Stock have approved the issuance of such shares of Preferred Stock, the Board of Directors may not issue any shares of Preferred Stock that have the right (A) to vote for the election of directors under ordinary circumstances or (B) under any circumstances to elect fifty percent (50%) or more of the directors of the Corporation; (ii) may be subject to redemption at such time or times and at such prices; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (v) may be made convertible into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation or any securities of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (viii) may have such other relative, participating, optional or other special rights, qualifications,


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limitations or restrictions thereof, all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Section 4.2, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in
Section 151(a) of the General Corporation Law. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes or for securities of the Corporation shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.


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             (b) Subject to the provisions of any applicable law or of the
By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions, or by the provisions of this Amended and Restated Certificate of Incorporation, providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to the number of votes established herein for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions, or by the provisions of this Amended and Restated Certificate of Incorporation, providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions, or by the provisions of this Amended and Restated Certificate of Incorporation, providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of


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Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         4.3 Redeemable Preferred Stock. On September 29, 1995, pursuant to the authority heretofore granted to the Board of Directors to issue Preferred Stock in series, the Board of Directors adopted a resolution providing for the issuance of the Redeemable Preferred Stock, with such powers, preferences, rights, qualifications, limitations and restrictions as were set forth in such resolution and in the related Certificate of Designation, a copy of which is attached hereto as Exhibit A.

         4.4 Issuance and Consideration. Subject to the provisions of this Amended and Restated Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.

     5. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

     6. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law or (d) for any transaction from which the


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director derived any improper personal benefits. Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     7. Indemnification.

         7.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 7.

         7.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification


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                                                                              19


hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

         7.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Amended and Restated Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         7.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.


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         7.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7, the By-laws or under Section 145 of the General Corporation Law or any other provision of law.

         7.6 The provisions of this Article 7 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article 7 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Article 7 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or there after arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         7.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

         7.8 Any director or officer of the Corporation serving in any capacity
(a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

         7.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article 7 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought.

Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

     8. Action by Stockholders.

         8.1 No Action by Written Consent. The stockholders of the Corporation entitled to take action on any matter may not consent in writing to the taking of any such action without a meeting of stockholders duly called and held in accordance with law and this Amended and Restated Certificate of Incorporation and the By-laws.

         8.2 Meetings of Stockholders. The annual meeting of stockholders for the election of directors and the transaction of such other business as may be brought before such meeting in accordance with this Amended and Restated Certificate of Incorporation shall be held at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the entire Board of Directors (the "entire Board"). Except as otherwise required by law, special meetings of stockholders may be called only at the direction of the Board of Directors by resolution adopted by the affirmative vote of a majority of the entire Board or by the Chairman or by the Chief Executive Officer. Upon a written request by the Board of Directors to call a special meeting of stockholders, the Chairman, the President or the Chief Executive Officer shall call such meeting. Except as otherwise required by law, stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders. Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided.

     9. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time adopt, amend or repeal the By-laws; provided, however, that any By-laws adopted or amended by the Board of Directors may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

     10. Amendment of Certain Articles.

         10.1 The provisions set forth in Article Ten, Article Eight and Section
4.2 (a)(i) may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by the affirmative vote of holders of not less than seventy-five percent (75%) of the voting power of the outstanding shares of the Corporation entitled to vote thereon, voting together as a single class. In addition, any proposed amendment, alteration or change to this Amended and Restated Certificate of Incorporation, or repeal of any provision of this Amended and Restated Certificate of Incorporation, which would amend, alter, change or repeal the powers, preferences or special rights of the shares of Class B Common Stock so as to affect them adversely, the affirmative vote of not less than seventy-five percent (75%) of the outstanding shares of Class B Common Stock voting as a separate class, shall be required in addition to the vote otherwise required pursuant to this Article Ten.

         10.2 Subject to the provisions of Section 10.1 of this Article Ten, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation, which restates, integrates and amends the provisions of the certificate of incorporation of the Corporation, as heretofore amended, and which was duly approved pursuant to resolutions adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation at a meeting of such stockholders, in accordance with the requirements of Sections 141, 242 and 245 of the General Corporation Law, has been executed by the undersigned, who hereby affirms on __________ __, 1996, under penalties of perjury, that the statements contained herein have been examined by him and are true and correct.

                                 U.S. FRANCHISE SYSTEMS, INC.


                                 By: /s/ Neal K. Aronson
                                     -------------------------------
                                     Neal K. Aronson
                                     Executive Vice President and
                                     Chief Financial Officer

                                                                       Exhibit A


                          U.S. FRANCHISE SYSTEMS, INC.

                           CERTIFICATE OF DESIGNATION
                    OF 10% CUMULATIVE REDEEMABLE EXCHANGEABLE
                    PREFERRED STOCK SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                         LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK


     Pursuant to Section 151 of the Delaware General Corporation Law, U.S. Franchise Systems, Inc., a Delaware corporation (the "Company"), DOES HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company on September 29, 1995 adopted the following resolution creating a series of Preferred Stock designated as 10% Cumulative Redeemable Exchangeable Preferred Stock, and such resolution has not been modified and is in full force and effect on the date hereof:

     RESOLVED that, pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Company is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

     Section 1. Designation and Number.

     1.1 The shares of such series shall be designated as "10% Cumulative Redeemable Exchangeable Preferred Stock" (the "Preferred Stock"). The number of shares initially constituting the Preferred Stock shall be 525,000 which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Preferred Stock.

     1.2 The Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to all other classes and series of capital stock of the Company now or hereafter authorized including, without limitation, the common stock of the Company. No class or series of capital stock of the Company that ranks senior to or on parity with the Preferred Stock shall be created unless approved by holders of a majority of the Preferred Stock.

     1.3 Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 7 below.

     Section 2. Dividends and Distributions.

     2.1 The holders of shares of Preferred Stock, in preference to the holders of shares of common stock and of any shares of other capital stock of the Company, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, cumulative dividends at an annual rate on the Liquidation Preference thereof equal to 10%, calculated on the basis of a 360-day year consisting of twelve 30-day months, compounding semi-annually on June 30 and December 31, accruing and payable in additional shares of Preferred Stock on such Business Day as may be fixed from time to time by the Board of Directors for the payment of dividends (each such date being referred to herein as a "Dividend Payment Date"); provided, however, that such dividends shall continue to accrue, and compound annually, to the extent not declared payable.

     2.2 Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof.

     2.3 The holders of shares of Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

     Section 3. Certain Restrictions.

     3.1 Whenever dividends payable on shares of Preferred Stock as provided in
Section 2 are not paid in full, at such time and thereafter until all unpaid dividends, whether or not declared, on the outstanding shares of Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Company shall not have redeemed shares of Preferred Stock at a time required by Section 4(b) or (d) at such time and thereafter until all redemption obligations provided in Section 4(b) or (d) that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Company shall not declare or pay dividends, or make any other distributions, on any shares of Junior Stock.

     3.2 Whenever dividends payable on shares of Preferred Stock as provided in
Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Company shall not have redeemed shares of Preferred Stock at a time required by Section 4(b) or (d) at such time and thereafter until all redemption obligations provided in Section 4(b) or (d) that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Company shall not redeem, purchase or otherwise acquire for consideration, or require the conversion of, any shares of Junior Stock.

     3.3 The Company shall not permit any Subsidiary of the Company, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could, pursuant to Section 3(b), purchase such shares at such time and in such manner.

     Section 4. Redemption; Exchange at Company's Option.

     4.1 Subject to the restrictions contained in Section 3, the Company shall have the right, at its sole option and election, to redeem the shares of Preferred Stock, in whole or in part, on not less than 10 days notice of the date of redemption (any such redemption date pursuant to this Section 4(a) being referred to herein as an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to (x) 100% of the Liquidation Preference of such share plus (y) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds.

     4.2 On September 29, 2007 (the "Mandatory Redemption Date"), the Company shall redeem all of the shares of Preferred Stock then outstanding at a price per share (the "Mandatory Redemption Price") equal to (x) 100% of the Liquidation Preference per share plus (y) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the Mandatory Redemption Date, in immediately available funds.

     4.3 4.3.1 (A) At any time, the Company shall have the right, at its sole option and election, on not less than 30 days notice of the date of the required conversion (the "Exchange Date"), to require all the holders of Preferred Stock to exchange all or part of their shares of Preferred Stock into Subordinated Debentures in an aggregate principal amount for each share of Preferred Stock so exchanged equal to (x) 100% of the Liquidation Preference per share plus (y) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the Exchange Date.

           4.3.2 On the Exchange Date, the Company shall deliver to or upon the written order of the holder of the Preferred Stock being so exchanged a certificate or certificates representing the Subordinated Debentures into which the shares of Preferred Stock being exchanged (the "Exchanged Shares") may be or have been exchanged in accordance with the provisions of this Section 4(c). Subject to the satisfaction of the following provisions of this paragraph and of this Section 4, such exchange shall be deemed to have been made immediately prior to the close of business on the Exchange Date.

     4.4 On the date that is 10 Business Days after the occurrence of a Change of Control (the "Change of Control Redemption Date"), the Company shall redeem all of the shares of Preferred Stock then outstanding at a price per share (the "Change of Control Redemption Price") equal to (x) 100% of the Liquidation Preference per share plus (y) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the Change of Control Redemption Date, in immediately available funds.

     4.5 If pursuant to Section 4(a) or (c) less than all shares of Preferred Stock at the time outstanding are to be redeemed or exchanged, as the case may be, the shares to be redeemed or exchanged, as the case may be, shall be determined pro rata.

     4.6 Notice of any redemption or exchange of shares of Preferred Stock pursuant to Section 4(a), 4(b), 4(c) or 4(d) shall be mailed at least 10 (or 5 in the case of redemption under Section 4(d)), but not more than 60, days prior to the date fixed for redemption or exchange to each holder of shares of Preferred Stock to be redeemed or converted, at such holder's address as it appears on the transfer books of the Company. In order to facilitate the redemption or exchange of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed or exchanged, or may cause the transfer books of the Company for the Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption or exchange.

     4.7 Notice of redemption or exchange having been given as aforesaid, upon payment of the Optional Redemption Price, Mandatory Redemption Price or Change of Control Redemption Price or delivery of the Subordinated Debentures, as the case may be, in respect of shares of Preferred Stock to be redeemed or exchanged pursuant to Section 4(a), 4(b), 4(c) or 4(d), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption or exchange designated in the notice of redemption or exchange, (i) the shares of Preferred Stock represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, (iii) all rights of the holders of shares of Preferred Stock to be redeemed or exchanged shall cease and terminate, excepting only the right to receive the Optional Redemption Price, the Mandatory Redemption Price, Change of Control Redemption

Price or the Subordinated Debentures and (iv) interest shall accrue on the Subordinated Debentures in accordance with their terms.

     Section 5. Liquidation, Dissolution or Winding Up.

     5.1 If the Company shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share.

     5.2 Neither the consolidation or merger of the Company with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 5.

     Section 6. Certain Remedies.

     Any registered holder of Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or equity.

     Section 7. Definitions.

     For the purposes of this Certificate of Designation of Preferred Stock, the following terms shall have the meanings indicated:

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

     "Change of Control" shall mean (i) the sale or transfer of all or substantially all of the Company's assets to any Person that is not an Affiliate of the Company, (ii) the sale or transfer (whether by merger, consolidation or otherwise) of a majority (i.e., greater than 50%) of the Common Stock, in the aggregate, to Persons who are: (a) not purchasers of capital stock of the Company pursuant to the offering described in the Company's Confidential Investment Memorandum, dated August 19, 1995, (b) not an employee of the Company, or (c) not a member of the immediate family of or a trust or partnership for the benefit of any person described in clauses (a) or (b) or an immediate family member of any such person or any Affiliate of the foregoing, or
(iii) the termination of employment for any reason by the Company (including resignation) of Michael Leven.

     "common stock" of the Company shall mean the Common Stock and any other common stock of the Company issued from time to time.

     "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Company.

     "Issue Date" shall mean the first date on which shares of Preferred Stock are issued.

     "Junior Stock" shall mean any capital stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock.

     "Liquidation Preference" with respect to a share of Preferred Stock shall mean $100.

     "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Subordinated Debentures" shall mean the 10% Subordinated Debentures due September 29, 2007 of the Company, substantially in the form of Exhibit A hereto.

     "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest, or rights to profits, is owned, directly or indirectly, by such Person.

     IN WITNESS WHEREOF, U.S. Franchise Systems, Inc. caused this Certificate to be duly executed in its corporate name on this 29th day of September, 1995.


                                   U.S. FRANCHISE SYSTEMS, INC.


                                   By:    /s/ Neal K. Aronson
                                        ------------------------------
                                        Name:  Neal K. Aronson
                                        Title: Incorporator

                                                                    EXHIBIT A TO
                                                      CERTIFICATE OF DESIGNATION


                       [FORM OF 10% SUBORDINATED DEBENTURE
                             DUE SEPTEMBER 29, 2007]


THIS SECURITY (AND ANY INTEREST HEREIN) MAY NOT BE TRANSFERRED, OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS' AGREE MENT DATED AS OF SEPTEMBER 29, 1995 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE MAILED TO THE HOLDER WITHOUT CHARGE WITHIN 15 DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH HOLDER). NO TRANSFER, OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THIS SECURITY (OR ANY INTEREST HEREIN) MAY BE MADE EXCEPT AS OTHERWISE PROVIDED IN SUCH STOCKHOLDERS' AGREEMENT AND (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ANY APPLICABLE STATE SECURI TIES AND "BLUE SKY" LAWS, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATIS FACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECA TION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY SIMILAR REGISTRATION REQUIREMENT UNDER SUCH STATE SECURITIES, OR "BLUE SKY", LAWS.

                          U.S. FRANCHISE SYSTEMS, INC.

                             SUBORDINATED DEBENTURE
                             DUE SEPTEMBER 29, 2007


$ ____________                                                  Atlanta, Georgia

                                                                ---------, ----

     FOR VALUE RECEIVED, the undersigned, U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation (the "Company"), promises to pay to the order of

__________________________ or its registered assigns (the "Holder"), the principal sum of ______________________ __________________ Dollars ($ ) on
September 29, 2007 (the "Maturity Date"), with interest thereon from time to time as provided herein.

     1. Preferred Stock. This Subordinated Debenture (this "Debenture") is one of the Debentures (the "Debentures") issued in exchange for the Company's 10% Cumulative Redeemable Exchangeable Preferred Stock.

     2. Interest. The Company promises to pay interest on the principal amount of this Debenture at the rate of 10.0% per annum. The Company shall pay accrued interest semi-annually on the last Business Day of each June and December of each year (each date upon which interest shall be so payable, an "Interest Payment Date"). Interest on this Debenture shall be paid one-half in cash and one-half through the issuance of additional Debentures to the Holder. Cash interest shall be paid by wire transfer of immediately available funds to an account designated by the Holder. Interest on this Debenture shall accrue from the date of issuance until repayment of the principal and pay ment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing provisions of this
Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Debenture shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to this Section 2 plus 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Debenture as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Debenture to which the preceding sentence shall apply.

     3. Mandatory Prepayment Upon a Change of Control.

         (a) On the date that is 10 Business Days after the occurrence of a Change of Control (the "Change of Control Prepayment Date"), the Company shall prepay in full the outstanding principal amount of and accrued interest on this Debenture and the other Debentures.

         (b) Any prepayment pursuant to the terms of Section 3(a) shall be subject to the provisions of Section 6.

         (c) The Company shall give written notice to the Holder of any mandatory prepayment pursuant to this Section 3 at least 5 Business Days prior to the date of such prepayment.

     4. Optional Prepayment.

         (a) Upon notice given to the Holder as provided in subsection (b) of this Section 4, the Company, at its option, may prepay all or any portion of this Debenture, pro rata with the prepayment of all other Debentures, at any time, by paying an amount equal to the outstanding principal amount of this Debenture, or the portion of this Debenture called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment without penalty or premium.

         (b) The Company may give written notice of prepayment of this Debenture or any portion thereof not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Upon notice of prepayment being given by the Company, the Company covenants and agrees, subject to Section 6, that it will prepay, on the date therein fixed for prepayment, this Debenture or the portion hereof so called for prepayment, at the outstanding principal amount thereof or the portion thereof so called for prepayment together with interest accrued and unpaid thereon to the date fixed for such prepayment.

     5. Defaults and Remedies.

         (a) Events of Default. An "Event of Default" shall occur if:

             (i) the Company shall default in the payment of the principal of this Debenture or any of the other Debentures, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

             (ii) the Company shall default in the payment of any installment of interest on this Debenture or any of the other Debentures according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 5 days; or

             (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Company or any Subsidiary, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

             (iv) the Company or any Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (viii) of this
Section 7(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary, or for a substantial part of its property or assets,
(d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing.

         (b) Acceleration. If an Event of Default occurs under clauses (a)(iii) or (iv) of this Section 5, then the outstanding principal of and all accrued interest on this Debenture shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder of this Debenture, by written notice to the Company, may, subject to Section 6, declare the principal of and accrued interest on this Debenture to be due and payable immediately. Upon such declaration, such principal and interest shall become immediately due and payable.

     6. Subordination.

         (a) Loans Subordinated. Notwithstanding any provision of this Debenture to the contrary, the Company covenants and agrees, and the Holder by acceptance of this Debenture likewise covenants and agrees:

             (i) that all payments and prepayments of principal of and interest on this Debenture (all such amounts being collectively referred to as "Amounts Payable") shall be subordinated to the extent set forth in Sections 6(b) through 6(i) hereof to the prior payment in full of all Senior Obligations;

             (ii) this Section 6 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Obligations (irrespective of whether such Senior Obligations were created or acquired before or after the issuance of this Debenture);

             (iii) the provisions of this Section 6 and Section 3(b) are made for the benefit of all present and future holders of Senior Obligations (and their successors and assigns), and shall be enforceable by them directly against the Holder;

             (iv) all present and future holders of Senior Obligations (and their successors and assigns) are third party beneficiaries of the provisions of this Section 6 and of Section 3(b), and the provisions of this Section 6 and of
Section 3(b) shall be enforceable by such holders of Senior Obligations (and their successors and assigns) directly against the Holder; and

             (v) the holders of Senior Obligations may demand specific performance of this Section 6 and Section 3(b), whether or not the Company or any Holder shall have complied with any of the provisions of this Section 6 or
Section 3(b) applicable to it, at any time when the Holder or the Company shall have failed to comply with any of the provisions of this Section 6 or of Section 3(b). The Holder and the Company hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

         (b) Priority and Payment Over of
             Proceeds in Certain Events.

             (i) Upon any payment or Distribution of Assets of the Company to creditors of the Company, upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to any Amount Payable shall be paid or delivered directly, to the holders of Senior Obligations for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Obligations until such Senior Obligations shall have been paid in full, except that the Holder may, pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code of 1978, as amended, or any similar provision of any successor legislation thereto, receive securities that are subordinate to the Senior Obligations to at least the same extent as this Debenture.

             (ii) The Company shall not make any payment on or with respect to any Amount Payable irrespective of whether upon acceleration or otherwise if, at such time, a Default on Senior Obligations shall have occurred (or, if as a result of such payment, a Default on Senior Obligations would occur) and a Blockage Period (as defined below) shall be in effect. A Blockage Period shall begin upon the receipt by the Holder of a notice or notices ("Default Notice") (which shall either be in writing or telephonic and, if telephonic, confirmed in writing) from the representative of the holders of the Senior Obligations, or such a holder, stating that a Default on Senior Obligations has occurred (or would occur as a result of such payment) and that the Blockage Period has commenced and shall end on the earliest of (i) (A) the date such Default is cured or waived if the Default on Senior Obligations to which the Default Notice refers is a default in payment of any Senior Obligations or (B) the 720th day after the beginning of such period if the Default on Senior Obligations to which the Default Notice refers is not a default in payment of any Senior Obligations,
(ii) the date upon which all such Defaults on Senior Obligations shall cease to exist or shall have been cured or waived and (iii) the 180th day after the occurrence of a Triggering Event (the "Blockage Period"). Immediately following the last day of the Blockage Period, the Company shall pay all Amounts Payable then due; provided, however, that, if during a Blockage Period the holders of Senior Obligations accelerates the Senior

Obligations or commences judicial action to enforce the Senior Obligations, all Amounts Payable, if any, that are received by the Holder thereafter (unless and until such acceleration is rescinded or such judicial action ceases to be pending) shall be for the benefit of and paid over to the holders of Senior Obligations as provided in clause (iii) below.

             (iii) All payments or distributions upon or with respect to any Amount Payable that are received by the Holder that are not expressly permitted under this Section 6 shall be segregated from other funds and property held by the Holder, shall be received in trust for the benefit of the holders of the Senior Obligations, and shall be forthwith paid over in the same form as so received (with any necessary endorsement) to the holders of Senior Obligations to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment in full of the Senior Obligations.

             (iv) So long as any Senior Obligations remain outstanding, the Holder will not be entitled to:

                 (A) take, demand, or receive, indirectly, by set-off, redemption, purchase or in any manner, any voluntary prepayment or other payment or realization of any Amount Payable in amounts or in a manner which are in violation of the provisions of this Section 6;

                 (B) cancel or otherwise discharge any Amounts Payable or subordinate any such Amounts Payable to any indebtedness of the Company; or

                 (C) prior to the end of any applicable Blockage Period, accelerate payment of the scheduled maturity of any amount owing under this Note, or institute any proceedings to enforce payment of any indebtedness evidenced by this Note or institute any bankruptcy proceedings in respect thereof.

             (v) Upon any payment or Distribution of Assets referred to in
Section 6(b)(i) hereof, the Holder shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or Distribution of Assets, delivered to the Holder for the purpose of ascertaining the Persons entitled to participate in such Distribution of Assets, the holders of Senior Obligations or other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

         (c) Amendments. This Section 6 may not be amended without the written consent of each holder of the Senior Obligations, the Company and of the Holders of more than 50% of the outstanding aggregate principal amount of the Debentures, and any purported amendment without such consent shall be void. No holder of Senior Obligations shall be prejudiced in such holder's right to enforce the subordination and other terms and conditions of this Debenture by any act or failure to act by any such holder or by any act or failure to act by the Company or anyone in custody of its assets or property.

         (d) Subrogation. The Holder agrees that no payment or distribution to the holders of the Senior Obligations pursuant to the provisions of this Section 6 shall entitle the Holder to exercise any rights of subrogation in respect thereof until payment in full of the Senior Obligations.

         (e) Obligations of the Company Unconditional. Nothing contained in this Debenture is intended to or shall impair as between the Company and the Holder the obligation of the Company, which is absolute and unconditional, to pay to the Holder all Amounts Payable, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holder and other creditors of the Company (other than the holders of Senior Obligations), nor, subject to Section 6(b)(iii), shall anything herein prevent the Holder from exercising any rights it may have (i) in a bankruptcy or similar proceeding affecting the Company or its property or (ii) under Section 6(b)(iv) hereof, upon the occurrence and continuance of an Event of Default under this Debenture, subject to the rights under this Section 6 of the holders of Senior Obligations in respect of cash, property or securities of the Company otherwise payable or delivered to such Holder upon the exercise of any such remedy.

         (f) No Fiduciary Duty. The Holder shall not be deemed to owe any fiduciary duty to the holders of Senior Obligations by virtue of the provisions of this Section 6.

         (g) Purchase of Stock; Contribution and Cancellation. Nothing contained in this Section 6 shall prohibit the Holder hereof to purchase stock of the Company by surrendering the Debenture to the Company for cancellation of any or all of the principal amount of and interest accrued on the Debenture or to contribute and cancel any or all of the principal amount of and interest accrued on the Debenture as equity of the Company.

         (h) Miscellaneous.

             (i) To the extent permitted by applicable law, the holders of the Debentures and the Company hereby waive (1) notice of acceptance hereof by the holders of the Senior Obligations and (2) all diligence in the collection or protection of or realization upon the Senior Obligations.

             (ii) The Company and the Holder hereby expressly agree that the holders of Senior Obligations may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this

Section 6 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

             (iii) The Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Obligations, whether such Senior Obligations was created or acquired before or after the issuance of this Agreement, and each holder of Senior Obligations shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Obligations.

             (i) Definitions. As used in this Section 6, the following terms shall have the following meanings:

             "Amounts Payable" shall have the meaning set forth in Section 6(a)(i).

             "Blockage Period" shall have the meaning set forth in Section 6(b)(ii).

             "Default Notice" shall have the meaning set forth in Section 6(b)(ii).

             "Default on Senior Obligations" means any default of the Senior Obligations (regardless of any applicable notice and cure period) if the effect thereof is to cause, or permit the holder or holders thereof (or a trustee or trustees on behalf of such holder or holders) to cause, the Senior Obligations to become due and payable.

             "Distribution of Assets" means, with respect to any Person, any distribution of assets of such Person of any kind or character, whether in cash, property or securities.

             "Senior Obligations" shall mean (i) the principal of and interest on (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Company whether or not such interest constitutes an allowed claim) any indebtedness for borrowed money of the Company (other than the Debentures), whether outstanding on the date hereof or thereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the Debentures, (ii) any obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction and (iii) any obligations of the Company as guarantor or surety for the obligations of others of the type referred to [in] clause (i) or (ii) above.

             "Triggering Event" shall mean the earlier to occur of (a) the Maturity Date or (b) a Change of Control.

     7. Suits for Enforcement. Subject to Section 6, upon the occurrence of any one or more Events of Default, the holders of a majority in principal amount of the outstanding Debentures may proceed to protect and enforce the rights of all holders of the Debentures by suit in equity, action at law or by other appropriate proceeding, or may proceed to enforce the payment of the Debentures, or to enforce any other legal or equitable right of the holders of the Debentures.

     8. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, the Company and the holders of the Debentures severally waive presentment for payment, demand, protest and notice of dishonor.

     9. Remedies Not Waived. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

     10. Holder; Transfer.

         (a) The term "Holder" as used herein shall also include any Permitted Transferee of this Debenture whose name has been recorded by the Company in the register referred to in Section 10(b). Each Permitted Transferee of this Debenture acknowledges that this Debenture has not been registered under the Securities Act, and may be transferred only upon receipt by the Company of an opinion of counsel, which opinion shall be satisfactory in form and substance to the Company, stating that this Debenture may be transferred without registration under the Securities Act in reliance on an exemption therefrom.

         (b) The Company shall maintain a register in its office for the purpose of registering the Debentures and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Debentures. Upon the issuance of this Debenture, the Company shall record the name of the initial purchaser of this Debenture in such register as the first Holder. Thereafter, the Company shall duly record the name of a transferee on such register promptly after receipt of notice of a transfer and of the opinion referred to in Section 10(a) above.

         (c) Any Holder of this Debenture shall be deemed to be a party to, and subject to the terms of, the Stockholders' Agreement.

     11. Defined Terms. For purposes of this Debenture, the following terms shall have the meanings indicated:

     "Affiliate" shall have the meaning ascribed to such term in Rule 12B-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

     "Change of Control" shall mean (i) the sale or transfer of all or substantially all of the Company's assets to any person that is not an Affiliate of the Company or (ii) the sale or transfer (whether by merger, consolidation or otherwise) of the majority (i.e., greater than 50%) of the Common Stock, in the aggregate, to persons who are: (a) not purchasers of capital stock of the Company pursuant to the Offering described in the Company's Confidential Investment Memorandum, dated August 19, 1995, (b) not an employee of the Company, or (c) not a member of the immediate family of or a trust or partnership for the benefit of any person described in the clauses (a) or (b) or an immediate family member of any such person or any affiliate of the foregoing, or (iii) the termination of employment for any reason by the Company (including resignation) of Michael Levin.

     "Common Stock" shall mean the common stock, par value, $.10 per share, of the Company.

     "Permitted Transferee" shall have the meaning set forth in the Stockholder's Agreement.

     "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or any agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Stockholders' Agreement" shall mean the Stockholder's Agreement, dated as of September __, 1995, among the stockholders of the Company as such agreement may be amended from time to time.

     "Subsidiary" of any Person shall mean any corporation or Person entity of which a majority of the voting equity securities or equity interest (or rights to profits), is owned, directly or indirectly, by such Person.

     12. Payments. All payments and prepayments of principal of and interest on this Debenture shall be made in lawful money of the United States of America.

     13. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     14. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Georgia without regard to the principles of conflicts of law of such State.

     15. Variation in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     16. Headings. The headings in this Debenture are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                              U.S. FRANCHISE SYSTEMS, INC.


                              By: _____________________________
                                  Name:
                                  Title: